SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the registrant   X

Filed by a party other than the registrant


Check the appropriate box:

       Preliminary proxy statement

X      Definitive proxy statement

X      Definitive additional materials

       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                          VULCAN MATERIALS COMPANY
              (Name of Registrant as Specified in Its Charter)

                              Phyllis D. Davis
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

X      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

       $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4)    Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


                               April 10, 1995


To Our Shareholders:

       You are cordially invited to attend the Annual Meeting of the Shareholders of Vulcan Materials Company, which will be held at the AmSouth Sonat Tower, 1900 5th Avenue North, Birmingham, Alabama, on Monday, May 22, 1995, at 10:00 a.m., Central Daylight Time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy accompany this letter.

       We hope that you will be present at the meeting. Whether or not you plan to attend, however, please execute and return your proxy so that the Company may be assured of the presence of a quorum at the meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be greatly appreciated.

       The Annual Report of your Company for 1994 is enclosed. We trust you will find it interesting and informative.

                              Sincerely yours,

                              /s/ H. A. SKLENAR
                              Chairman and Chief
                              Executive Officer

                NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD MAY 22, 1995

To the Shareholders of the Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Vulcan Materials Company will be held at the AmSouth Sonat Tower, 1900 5th Avenue North, Birmingham, Alabama, on Monday, May 22, 1995, at 10:00 a.m., Central Daylight Time, for the following purposes:

1. To elect four directors each to serve for a term of three years until the Annual Meeting of the Shareholders in 1998 and until their successors are chosen and shall qualify.

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for 1995.

3.     To act upon one shareholder proposal.

4. To transact such other business as may properly come before the meeting.

Holders of record of the Common Stock of the Company at the close of business on March 31, 1995, are entitled to notice of and to vote at the Annual Meeting.

The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By Order of the Board of Directors,

WILLIAM F. DENSON, III
Secretary

One Metroplex Drive
Birmingham, Alabama 35209
April 10, 1995

                NOTE--Please sign, date and return your proxy
                           as promptly as possible
                     whether you own one or many shares.


                           PROXY STATEMENT FOR THE
                     ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD MAY 22, 1995

The accompanying proxy is solicited by the Board of Directors of Vulcan Materials Company (the "Company") for use at the Annual Meeting of the Shareholders to be held at the AmSouth Sonat Tower, 1900 5th Avenue North, Birmingham, Alabama, at 10:00 a.m., Central Daylight Time, on Monday, May 22, 1995, and any adjournments thereof. A shareholder giving a proxy may revoke it at any time before it is voted by sending a letter of revocation to the Secretary of the Company, in care of First Chicago Trust Company of New York,
P. O. Box 8060, Edison, New Jersey 08818-9039. A proxy may also be revoked by signing and returning a ballot at the Annual Meeting or by signing a proxy with a more recent date than that of the proxy first given and returning it to the inspectors of election. The mailing address of the principal executive offices of the Company is P. O. Box 530187, Birmingham, Alabama 35253-0187. The approximate date on which this Proxy Statement and the proxy are to be first mailed to shareholders is April 10, 1995.

                             GENERAL INFORMATION

Holders of record of the Common Stock of the Company at the close of business on March 31, 1995, are entitled to vote at the Annual Meeting. Each share is entitled to one vote. There were outstanding on that date and will be entitled to vote at the meeting 35,853,672 shares of Common Stock.

       Proxies in the form enclosed, properly executed by shareholders and duly returned, will be voted at the meeting as specified by the shareholders. Each resolution must be passed by the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock present in person or by proxy at the meeting. Under New Jersey law, neither an abstention nor a broker non-vote is a "vote" for the purpose of determining a "majority of the votes cast" and therefore either reduces the number of votes necessary to constitute the required majority of votes cast. Duly executed proxies without voting instructions will be voted in accordance with the Board of Director's recommendations. At the time of printing of this Proxy Statement, the Board did not know of any business to come before the meeting other than that described in this Proxy Statement.

       The Board has adopted a policy pursuant to which all shareholder-meeting proxies, ballots and tabulations are to be maintained in confidence, except where disclosure may be required by applicable law, where shareholders write comments on their proxy forms, where disclosure is expressly requested by a shareholder, and in limited circumstances to be determined by the Board such as where there are proxy solicitations not approved and recommended by the Board. The inspectors of election and the tabulators of all proxies, ballots and voting results that identify shareholders are independent and are not employees of the Company.

       The costs of soliciting proxies on behalf of the Board will be borne by the Company. In addition to use of the mails, proxies may be solicited by personal interview, telephone or telegraph. The Company has retained Georgeson & Company Inc. for a fee of $6,000 and the reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies from brokerage firms, banks and other institutional holders. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to, and obtaining proxies from, beneficial owners of the Company's stock.

                          1.  ELECTION OF DIRECTORS

The By-laws of the Company provide that the Board of Directors shall consist of not fewer than nine nor more than 21 directors, the number of directors within such minimum and maximum limits to be determined from time to time by resolution of the Board. The Board has fixed the number of directors of the Company at 11.

       The Company's Certificate of Incorporation (Restated 1988) provides that the Board shall be divided into three classes, each of which serves for three years, with one class being elected each year.

       The Board has nominated four persons for election as directors to serve three-year terms expiring in 1998, all of whom are currently serving as directors and whose current terms will expire at the 1995 Annual Meeting. Unless otherwise directed, proxies will be voted in favor of these nominees. Should any of the nominees be unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend. These nominees have consented to serve if elected, and the Board has no reason to believe that any of the persons nominated will be unable to accept election.

       The following information about the nominees for director and the directors continuing in office is provided below: (1) their ages as of April 10, 1995; (2) the year they first became directors of the Company; (3) their principal occupations since January 1, 1990; (4) other directorships, including any directorship of a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, is subject to the reporting requirements of Section 15(d) of said Act or is registered as an investment company under the Investment Company Act of 1940; and (5) memberships on committees of the Board.

               NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                           TERMS EXPIRING IN 1998

       JOHN K. GREENE
       Age:  65.  Director since 1974.
       Special Partner, William Blair & Company, Chicago, Illinois (an investment banking firm), since January 1995; Partner of that company prior thereto.
       COMMITTEE MEMBERSHIPS: Audit Review; Director and Management Succession; Finance and Pension Funds.

       DOUGLAS J. MCGREGOR
       Age:  54.  Director since 1992.
       President and Chief Operating Officer, M. A. Hanna Company, Cleveland, Ohio (an international specialty chemicals company with interests in formulated polymers).
       OTHER DIRECTORSHIPS: M. A. Hanna Company; Society Bank Corporation. COMMITTEE MEMBERSHIPS: Audit Review; Compensation; Safety, Health and Environmental Affairs.

       DONALD B. RICE
       Age:  55.  Director since 1986.(*)
       President and Chief Operating Officer of Teledyne, Inc., Los Angeles, California (a manufacturer of aviation, electronic, industrial, specialty metal and consumer products), since March 1993;
       Secretary of the Air Force, May 1989 to January  1993.
       OTHER DIRECTORSHIPS: Teledyne, Inc.; Wells Fargo & Company; Wells Fargo Bank N.A.
       COMMITTEE MEMBERSHIPS: Audit Review; Director and Management Succession; Executive; Finance and Pension Funds.

       (*) Dr. Rice was reelected a director of the Company by the Board of Directors on February 12, 1993. He was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force.

       ORIN R. SMITH
       Age:  59.  Director since 1983.
       Chairman and Chief Executive Officer of Engelhard Corporation, Iselin, New Jersey (a manufacturer and supplier of specialty chemicals and engineered material technologies), since January 1995; President and Chief Executive Officer of that company prior thereto.
       OTHER DIRECTORSHIPS: Engelhard Corporation; Ingersoll-Rand Company(*); Louisiana Land & Exploration Company; Minorco(*); Perkin-Elmer Corporation; Summit Bancorporation.
       COMMITTEE MEMBERSHIPS: Compensation; Director and Management Succession; Executive; Safety, Health and Environmental Affairs.

       (*)Mr. Smith has been nominated to the Boards of Directors of Ingersoll-Rand Company and Minorco. He will be presented for election at the annual meetings of those companies on April 22, 1995, and May 10, 1995, respectively.


                       DIRECTORS CONTINUING IN OFFICE
                           TERMS EXPIRING IN 1997

       MARION H. ANTONINI
       Age:  64.  Director since 1983.
       Chairman, Chief Executive Officer and President of Welbilt Corporation, Stamford, Connecticut (a manufacturer and distributor of commercial food service equipment and residential furnaces, and a distributor of residential appliances), since September 1990; Managing Director of Kellner, DiLeo & Co., New York, New York (an investment banking firm), until September 1990; Chairman (during a portion of 1990) and Managing Director of KD Equities, New York, New York (a private equity investment vehicle of the general partners of Kellner, DiLeo & Co.), until September 1990.
       OTHER DIRECTORSHIPS: ABC Rail; Berisford International PLC; Engelhard Corporation; Scientific-Atlanta, Inc.
       COMMITTEE MEMBERSHIPS: Compensation; Director and Management Succession; Executive; Finance and Pension Funds.

       JAMES V. NAPIER
       Age:  58.  Director since 1983.
       Chairman of the Board of Scientific-Atlanta, Inc., Atlanta, Georgia (a manufacturer and designer of telecommunications systems, satellite-based communications networks, and instrumentation for industrial, telecommunications and government applications), since 1992; Chairman and President of Commercial Telephone Group, Inc., Tempe, Arizona (a company engaged in the engineering and design of telecommunications products), until 1992.
       OTHER DIRECTORSHIPS:   Engelhard Corporation; HBO & Co.; Intelligent
       Systems, Inc.; Rhodes, Inc.; Scientific-Atlanta, Inc.; Summit Communications Group, Inc.
       COMMITTEE MEMBERSHIPS: Audit Review; Compensation; Finance and Pension Funds.

       HERBERT A. SKLENAR
       Age:  63.  Director since 1973.
       Chairman and Chief Executive Officer of the Company since May 1992; President and Chief Executive Officer prior thereto.
       OTHER DIRECTORSHIPS: AmSouth Bancorporation; Protective Life Corporation; Temple-Inland, Inc.
       COMMITTEE MEMBERSHIP:  Executive.

                           TERMS EXPIRING IN 1996

       LIVIO D. DESIMONE
       Age:  58.  Director since 1987.
       Chairman and Chief Executive Officer of Minnesota Mining &
       Manufacturing Company, St. Paul, Minnesota (a diversified manufacturer), since November 1991; Executive Vice President of various major business segments of that company prior thereto.
       OTHER DIRECTORSHIPS: Cargill, Incorporated; Dayton Hudson Corporation; General Mills, Inc.; Minnesota Mining & Manufacturing Company. COMMITTEE MEMBERSHIPS: Compensation; Director and Management Succession; Executive; Safety, Health and Environmental Affairs.

       WILLIAM J. GRAYSON, JR.
       Age:  64.  Director since March 7, 1995.
       Vice Chairman of the Company since March 7, 1995; Executive Vice President, Construction Materials Group of the Company prior thereto.

       RICHARD H. LEET
       Age:  68.  Director since 1987.
       Vice Chairman of Amoco Corporation, Chicago, Illinois (a company engaged in the exploration for and the production of petroleum products and the production of chemicals), from March 1991 to October 1991 when he retired; Executive Vice President of that company prior thereto. OTHER DIRECTORSHIPS: Great Lakes Chemical Corporation; Illinois Tool Works, Inc.; Landauer, Inc.
       COMMITTEE MEMBERSHIPS:  Compensation;   Director   and Management
       Succession; Executive; Safety, Health and Environmental Affairs.

       ANN D. McLAUGHLIN
       Age:  53.  Director since 1990.
       President, Federal City Council, Washington, D.C. (a nonpartisan, nonprofit organization which is dedicated to improving the nation's capital), since May 1990; Vice Chairman, The Aspen Institute, Aspen, Colorado (an independent, nonprofit organization whose programs are designed to enhance the ability of leaders to understand national and international issues), since August 1993; President and Chief Executive
       Officer,  New American   Schools  Development Corporation, Arlington,
       Virginia (a private organization which supports the design and establishment of high-performance learning environments), from July 1992 until April 1993; Visiting Fellow, The Urban Institute, Washington, D.C. (a private, nonprofit policy research and educational organization), from 1989 to 1992; Chairman, President's Commission on Aviation Security and Terrorism, September 1989 to May 1990.
       OTHER DIRECTORSHIPS: AMR Corporation; Federal National Mortgage Association; General Motors Corporation; Host Marriott Corporation; Kellogg Company; Nordstrom; Potomac Electric Power Company; Union Camp Corporation.
       COMMITTEE MEMBERSHIPS: Audit Review; Finance and Pension Funds; Safety, Health and Environmental Affairs.


                      BOARD OF DIRECTORS AND COMMITTEES

In 1994, the Board of Directors held six meetings. In addition, the Board has established six standing committees which have the responsibilities set forth below.

       The Executive Committee has the same powers as the Board, except as limited by the New Jersey Business Corporation Act. In practice, the powers of the Committee are exercised only for matters that arise between meetings of the Board. The Executive Committee met once in 1994.

       The Audit Review Committee advises the Board and the management of the Company from time to time with respect to the internal controls, the systems and procedures, the accounting policies and other significant aspects of the financial management of the Company. The Audit Review Committee also reviews with the firm of independent certified public accountants its audit procedures and other significant aspects of the annual audit made by the firm, and advises the Board of the adequacy of the audit by the independent certified public accountants. The Audit Review Committee met two times during 1994.

       The Compensation Committee interprets and administers the Company's Management Incentive Plan and Long-Range Performance Share Plan. It is comprised of nonemployee directors ineligible to participate in these plans. The Compensation Committee also is responsible for determining and fixing the amount of compensation paid to each officer of the Company, each group senior vice president and each division president ("Senior Executives"). In addition, it determines and fixes other benefits to be provided to such Senior Executives and certain other employees of the Company. The Compensation Committee met two times during 1994.

       The Director and Management Succession Committee: (a) conducts such meetings as are appropriate with other directors, officers, other employees of the Company, or any other persons whom it might select for purposes of discussing with them (i) the tenure and selection of persons for membership on the Board and (ii) the tenure and selection of a successor to the chief executive officer, and (b) makes appropriate recommendations to the Board with respect thereto. This Committee will consider nominees for director recommended by shareholders for 1996 if such recommendations are made in writing, addressed to the Committee, in care of the Secretary of the Company, at the offices of the Company, and are received by December 12, 1995. The Director and Management Succession Committee met two times during 1994.

       The Safety, Health and Environmental Affairs ("SHE") Committee has the responsibility for reviewing the Company's policies, practices and programs with respect to the management of safety, health and environmental affairs and monitoring the Company's compliance with safety, health and environmental laws and regulations. The SHE Committee met two times in 1994.

       The Finance and Pension Funds Committee has responsibility for overseeing the Company's financial affairs and recommending to the Board policies and actions to accommodate the Company's goals and operating strategies while maintaining a sound financial condition. The Committee's functions include keeping informed about the Company's financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance and Pension Funds Committee is also responsible for overseeing the funding and management of assets for pension plans sponsored by the Company. To fulfill these functions, the Committee establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, selects and removes investment managers, and appoints trustees for the pension plans. The Finance and Pension Funds Committee met three times in 1994.

                          COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not employees of the Company are paid a retainer of $30,000 per year, plus a fee of $1,500 for each Board meeting actually attended.

       Each member of a Board committee who is not an employee of the Company is paid a fee of $1,500 for each committee meeting attended in person or by telephone and for each unanimous consent to action in lieu of meeting executed. In addition, each chairman of a Board committee who is not an employee of the Company is paid a fee of $5,000 per year for service as chairman of a committee.

       The Company has a deferred compensation plan for nonemployee directors under which payment to them of their compensation as directors may be deferred for certain periods or until they cease to be directors. Currently, four directors are participating in that plan. The deferred amounts, at the election of the director, either (i) are credited with interest at prescribed rates or (ii) are converted to the equivalent of that number of shares of the Company's Common Stock (based on the market price at the time of deferral) that could be purchased with the deferred amounts, and are thereafter credited with amounts equal to dividends thereon (also converted to stock equivalents). All payments under the plan are in the form of cash. The plan provides that lump-sum payments of all deferred compensation would be made within 30 days if (i) there is a Change in Control (see Employee Special Severance Plan on page 21) and (ii) at any time after a Change in Control the participating director ceases to be a member of the Board, the plan is terminated or the Company's capital structure is changed materially. This plan was approved by the shareholders in 1993.

       The Company also has a compensation plan for those now or in the future serving the Company as a director emeritus, which provides for lifetime annual payments, except as described below, equal to the retainer being paid nonemployee directors at the time of the director's retirement from the Board. Directors emeriti are expected to consult with management of the Company or directors when their views on a matter are sought. Prior to February 1991, each person who served the Company or a predecessor of the Company as a member of the Board (whether or not an employee of the Company) for at least five years and who retired at the mandatory retirement age became a director emeritus. In February 1991, the plan was amended to provide benefits to nonemployee directors who cease to be directors after having served for at least five years, regardless of their age. Such former directors would receive payments for the shorter of life or the number of full years of service on the Board. Payments to such former directors would commence when the former director's age plus full years of Board service equals 70. The plan provides for lump-sum payments to be made within 30 days if (i) there is a Change in Control (see Employee Special Severance Plan on page 21) and (ii) at any time after there is a Change in Control the director ceases to be a member of the Board, the plan is terminated or the Company's capital structure is changed materially. The plan provides for various lump-sum payments, depending on the circumstances of the particular director.

       In 1991, the shareholders adopted the Vulcan Materials Company
Stock Plan for Nonemployee Directors (the "Stock Plan") which became effective following authorization by the Compensation Committee in May 1993. The purpose of the Stock Plan is to encourage the acquisition of the Company's Common Stock by nonemployee directors and to strengthen the Company's ability to attract, motivate and retain nonemployee directors with experience and ability. In consideration of the services provided to the Company by nonemployee directors, the Stock Plan provides for annual grants of shares of the Company's Common Stock to such nonemployee directors. These grants are made immediately following the Annual Meeting each year. The number of shares issued to each participating director is equal to 8% of the average annual compensation paid to all nonemployee directors during the 12-month period (May 1 to April 30) preceding the date of grant divided by the fair market value per share. Annual average compensation is equal to the sum of all Board and committee chairmen retainers and meeting fees paid to nonemployee directors who served during the entire 12-month period, divided by the number of such directors. The fair market value of shares is the average closing price of the Company's Common Stock for the 20 trading days ending on each April 30. The shares are unrestricted. In May 1994, each director was granted 98 shares pursuant to the Stock Plan.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information, as of March 1, 1995, regarding persons known to the Company to have beneficial ownership of more than 5% of the outstanding Common Stock of the Company, which is the only outstanding class of voting securities of the Company.

NAME AND ADDRESS OF                    AMOUNT AND NATURE OF        PERCENT OF
 BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP          CLASS

State Farm Mutual Automobile Insurance
Company and Affiliates
One State Farm Plaza
Bloomington, Illinois 61710            3,677,400 shares(1)           10.06%

AmSouth Bancorporation
AmSouth Sonat Tower
Birmingham, Alabama 35203              3,482,160 shares(2)            9.53%

Gerald Ratner, as Attorney and Agent
222 North LaSalle Street
Chicago, Illinois 60601                2,479,400 shares(3)             6.8%

INVESCO PLC
11 Devonshire Square
London EC2M 4YR
England                                2,432,700 shares(4)               6%

(1) Based on information contained in the Schedule 13G, dated January 28, 1995, filed with the Securities and Exchange Commission. The total includes 2,791,200 shares over which State Farm Mutual Automobile Insurance Company holds sole voting and dispositive power, 399,800 shares over which State Farm Investment Management Corp. holds sole voting and dispositive power, and 486,400 shares over which State Farm Employees Savings and Thrift Plan holds sole voting and dispositive power. State Farm Mutual Automobile Insurance Company and each of the various affiliated entities listed on Exhibit A to the
Schedule 13G expressly disclaim "beneficial ownership" as to all shares as to which such entity has no right to receive the proceeds of sale of the security and disclaims that it is part of a "group."

(2) Based on information contained in a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission. The total consists exclusively of shares of Common Stock held by estates and trusts of which either AmSouth Bank of Alabama or AmSouth Bank of Florida, each a subsidiary of AmSouth Bancorporation, is a fiduciary. No single one of these estates or trusts holds as much as 5% of the Common Stock of the Company. As reported in the Schedule 13G, AmSouth Bank of Alabama has shared voting power with respect to 3,474,358 shares and shared dispositive power with respect to 2,971,345 shares.

(3) The Company has been advised by Gerald Ratner that Lester Crown, members of his family, and certain partnerships and trusts associated with the Crown family are the beneficial owners of 2,479,400 shares of the Common Stock of the Company. Such persons, including Mr. Crown, disclaim that they act as a group for purposes of Section 13 of the Securities Exchange Act of 1934 or otherwise and disclaim that any one of such persons is the beneficial owner of shares owned by any other such person.

(4) Based on information contained in a Schedule 13G, dated February 10, 1995, filed with the Securities and Exchange Commission. The total includes 2,326,000 shares beneficially owned directly or indirectly by INVESCO North America Group Ltd., INVESCO Group Services, Inc., INVESCO Inc. and INVESCO North America Holdings, Inc. INVESCO Capital Management, Inc., a registered investment adviser under the Investment Advisers Act of 1940, has shared voting and dispositive power with respect to 2,319,600 shares. Each such entity is a subsidiary and shares the same address as INVESCO PLC. INVESCO PLC and each such entity is reported in the Schedule 13G as sharing voting and dispositive power with respect to the shares attributed to it.

                       SECURITY HOLDINGS OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 1995, regarding holdings of the directors, the chief executive officer and the four other most highly compensated executive officers which are based on the Common Stock of the Company. The "Stock" column shows beneficial ownership, direct and indirect, and the "Total" column shows all stock-based holdings, including those in the "Stock" column. The value of their total holdings will increase or decrease with the price of the Company's stock.

                 COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS

   NAME                         STOCK  (1)                TOTAL  (2)

Marion H. Antonini              2,174                    17,681
Peter J. Clemens, III          31,926                    46,126
Livio D. DeSimone                 974                     8,642
Michael J. Ferris              28,378                    43,597
William J. Grayson, Jr.        65,160                    81,482
John K. Greene                 24,675  (3)               24,675  (3)
Richard H. Leet                 2,174                     2,174
Douglas J. McGregor               374  (4)                3,489  (4)
Ann D. McLaughlin                 391                     5,365
Guy K. Mitchell, Jr.            5,342                    17,058
James V. Napier                   974                       974
Donald B. Rice                    574  (5)                  574  (5)
Herbert A. Sklenar            113,453                   158,943
Orin R. Smith                     974                     9,340

None of the directors or executive officers named above owned in excess of 1% of the outstanding Common Stock. Common Stock holdings of all directors and executive officers as a group (17 persons) were 309,384, representing .863% of the outstanding Common Stock of the Company. Total stock-based holdings of directors and executive officers as a group were 473,293.

(1) Includes shares held under the Company's Thrift Plan for Salaried Employees on February 28, 1995, to the extent the beneficial ownership was vested in the persons listed. Also includes shares beneficially owned by spouses of persons listed and other relatives living in their households, whether or not interest in such shares is disclaimed by the person listed.

(2) Includes stock equivalents as to which there are no voting rights and which will be paid totally in cash under the deferred compensation plan for nonemployee directors. With respect to executive officers these totals include shares awarded but not yet earned under the 1991 Long-Range Performance Share Plan (which is more fully described on page 17) which carry no voting or dividend rights. Also includes stock equivalents as to which there are no voting rights and which will be paid totally in cash under the Company's Unfunded Supplemental Benefit Plan for Salaried Employees.

(3) Includes 4,400 shares of the Common Stock of the Company held by John K. Greene and a bank, as trustees under a trust created by Mr. Greene's mother. Mr. Greene is an income beneficiary of this trust and has a special power of appointment over the trust assets. Also includes a total of 3,875 shares which are held in four trusts of which Mr. Greene and another individual are co-trustees.

(4) Two hundred of these shares are held in a trust of which Mr. McGregor is the trustee.

(5) Four hundred of these shares are held in a retirement trust of which Dr. Rice is the trustee and full beneficiary.


                           EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for Mr. Sklenar and the four other executive officers of the Company who were the most highly compensated for the fiscal year ended December 31, 1994.

                                       SUMMARY COMPENSATION TABLE

  NAME AND                                ANNUAL COMPENSATION          LONG-TERM        ALL OTHER
PRINCIPAL POSITION               Year                                 COMPENSATION     COMPENSATION(3)
                                          SALARY        BONUS(1)      LTIP PAYOUTS(2)
Herbert A. Sklenar               1994     $570,004      $300,000        $274,821         $31,800
Chairman and                     1993     $535,004      $225,000        $285,184         $29,400
Chief Executive Officer          1992     $485,004      $200,000        $244,156         $19,400


William J. Grayson, Jr.          1994     $321,840       $200,000        $129,473         $18,274
Vice Chairman (formerly          1993     $302,000       $135,000        $130,819         $15,520
Executive Vice President,        1992     $282,000        $86,000        $102,728         $12,599
Construction Materials Group

Peter J. Clemens, III            1994     $243,038       $128,500         $84,878         $12,762
Senior Vice President            1993     $230,508        $76,000         $89,048         $12,061
Construction Materials Group     1992     $217,008        $71,000         $76,147          $8,039

Guy K. Mitchell, Jr.             1994     $217,670       $119,500         $34,181         $11,895
Senior Vice President            1993     $197,168        $79,700         $33,399         $10,047
Construction Materials Group     1992     $178,008        $54,000         $30,216          $8,240

Michael J. Ferris                1994     $242,208        $15,000         $87,402         $11,088
President,                       1993     $229,674        $35,000         $84,884         $12,987
Chemicals                        1992     $212,004        $95,000         $68,877         $10,640


(1) Consists of payments made under the Company's Management Incentive Plan ("MIP"). If a Change in Control (see Employee Special Severance Plan on page 21) occurs in a given year, awards already determined by the Compensation Committee for that year will be paid. If the Change in Control occurs after the end of a given year, and the Compensation Committee has not determined an award, participants will be entitled to the entire "target award" (as defined in the MIP). Participants will receive pro rata portions of their target awards if the Change in Control occurs before the end of the given year.

(2) Represents the dollar value of performance shares earned under the Company's 1981 Long-Range Performance Share Plan (the "Plan") in 1992, 1993 and 1994. One-half of the Plan's payments is made in cash and one-half is made in the Company's Common Stock. The cash portion of the payments was determined based on the average of the daily closing prices of the Company's Common Stock for the 20 trading days ending on the fifth working day before the date set for payment by the Compensation Committee. The value of the portion of the payments made in the Company's Common Stock is based on the average of the high and low trading prices of the stock on the date of payment.

(3) These amounts consist of Company contributions made on behalf of the named employee to the Company's Thrift Plan for Salaried Employees (the "Thrift Plan") and to the Company's Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan"). Under the Supplemental Plan, participating employees whose Company-matching contributions to the Thrift Plan have been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code are provided with a benefit that is essentially equal to the benefit those employees would have received in the absence of such limitations. The Compensation Committee designates the participants under the Supplemental Plan. The following amounts were contributed pursuant to the Thrift Plan during 1994: Mr. Sklenar $6,000, Mr. Grayson $6,000, Mr. Clemens $6,000, Mr. Mitchell $6,000, and Mr. Ferris $6,000. The following amounts were accrued pursuant to the Supplemental Plan during 1994: Mr. Sklenar $25,800.30, Mr. Grayson $12,273.60, Mr. Clemens $6,761.52, Mr. Mitchell $5,894.80, and Mr. Ferris $5,088.32.


                          LONG-TERM INCENTIVE PLAN

The following table sets forth information on awards pursuant to the Company's 1991 Long-Range Performance Share Plan during the year ended December 31, 1994, to Mr. Sklenar and the four other executive officers named in the Summary Compensation Table.


                        LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                             NUMBER OF                           ESTIMATED FUTURE PAYOUTS(3)
                               SHARES          PERFORMANCE           NUMBER OF SHARES
NAME                          UNITS OR         PERIOD TO
                               OTHER           MATURATION(2)
                             RIGHTS (1)                       THRESHOLD     TARGET     MAXIMUM
Herbert A. Sklenar             5,500           3 years          2,750       5,500       8,250
William J. Grayson, Jr.        1,540           2 years            770       1,540       2,310
Peter J. Clemens, III          2,640           5 years          1,320       2,640       3,960
Guy K. Mitchell, Jr.           2,500           5 years          1,250       2,500       3,750
Michael J. Ferris              2,700           5 years          1,350       2,700       4,050


(1) The awards consist of performance shares and were based on a stock price of $45.54 which was the average of the daily closing prices of the Company's Common Stock in the last 20 trading days of 1993.

(2) Awards made in 1994 under the 1991 Long-Range Performance Share Plan (the "Plan") will mature on December 31, 1998. Due to Mr. Sklenar's and Mr. Grayson's mandatory retirement dates which fall during the award period, they each received a prorated award with a shorter maturation period.

(3) A performance share is equal to a share of the Company's Common Stock, but the performance shares carry no voting or dividend rights. Payment of performance share awards is subject to conditions for payment which are set by the Compensation Committee. The Committee determined that payment with respect to one-half of the award will be based on a comparison of the Company's growth in earnings per share during the award period with the growth in earnings per share of a group of comparison companies which was selected by the Compensation Committee at the time awards were made. Payment with respect to the other one-half of the award will be based on a comparison of the Company's return on investment performance with the return on investment performance of the companies constituting the comparison group. Payments under the Plan will be made only if the Company's performance in growth in earnings per share or in return on investment places it in at least the 50th percentile in a ranking of companies in the comparison group. However, regardless of the Company's ranking in the comparison group, no payment with respect to the earnings per share half of the award will be made if the Company's average earnings per share during the award period is less than the Company's average earnings per share during the five years ended December 31, 1993. Likewise, no payment with respect to the return on investment half of the award will be made if the Company's average pretax return on investment is less than the average three-month U.S. Treasury Bill rate during the award period.

The Company's performance with respect to earnings per share or return on investment must place it in the 50th percentile in the comparison group in order to earn 50% of the half of the award allocated to such criterion. The amounts set forth in the "Threshold" column in the above table assume a 50th percentile ranking with respect to both earnings per share and return on investment. The Company's performance with respect to earnings per share or return on investment must place it in the 75th percentile in the comparison group in order to earn 100% (the "Target") of the half of the award allocated to such criterion. The Company's performance with respect to earnings per share or return on investment must place it in the 100th percentile in the comparison group in order to earn 150% (the "Maximum") of the half of the award allocated to such criterion. Pro rata payments of all outstanding awards will be made if, within two years of a Change in Control (see Employee Special Severance Plan on page 21), a participant is terminated under the circumstances described in the Plan.


                    REPORT OF THE COMPENSATION COMMITTEE

Under the supervision of the Compensation Committee of the Board of Directors (the "Committee") which is composed entirely of nonemployee directors, the Company has developed and implemented performance-based compensation policies and plans which are intended to enhance the profitability of the Company and shareholder value by aligning closely the financial interests of the Company's senior managers with those of its shareholders. The objective of the Company is to provide a competitive compensation program that reflects both Company and individual performance. The Committee believes that the senior management of the Company is dedicated to achieving significant improvements in the Company's long-term financial performance and that the performance-based compensation policies and plans the Committee has implemented contribute to achieving this management focus. Compensation for senior management, including the Chief Executive Officer, consists of base salary and annual and longer-term incentive compensation. The annual and longer-term incentive compensation is directly related to the Company's performance as measured by specific financial factors.

       The Committee sets base salaries, determines the amounts payable under the Management Incentive Plan, and makes awards, sets conditions for and authorizes payments under the Long-Range Performance Share Plan for all officers of the Company, group senior vice presidents, and division presidents (the "Senior Executives"). This group includes the Chief Executive Officer and each of the other four executive officers named in the Summary Compensation Table. In addition, the Committee determines the total amount payable to all other eligible employees under the Management Incentive Plan, and sets conditions for and authorizes awards and payments under the Long-Range Performance Share Plan to all other eligible employees.

BASE SALARY

       The base salary of each Senior Executive (other than the Chief Executive Officer) is established annually by the Committee based on the recommendation of the Chief Executive Officer and is set independently from the other elements of the compensation package. The recommendation of the Chief Executive Officer is developed by a process which begins with the establishment of a competitive market salary rate for each Senior Executive position. The competitive market salary rate is based on a study conducted by the Company's human resources staff of salaries paid to executives in comparable positions at companies of comparable size to the Company. In order to set these market rates, the Company's human resources staff relies on data from general industry surveys. The companies in the Wilshire Materials and Services Index, the performance of which is charted in the Shareholder Return Performance Presentation, overlap to some extent with the companies in the surveys. The competitive market rate is targeted to the median of the salaries identified in the surveys. The competitive market rate for each Senior Executive is then reviewed by the Chief Executive Officer and individual salaries are proposed to the Committee based on the competitive market rate and the results of individual performance evaluations that take into account, among other factors, the achievement of individual, group and
company-wide  performance  goals.   The  resulting recommendation  is  then
presented to the Committee, along with data supporting the recommendation. The Committee typically follows the recommendation of the Chief Executive Officer in setting the salaries of the Senior Executives (other than the Chief Executive Officer). The 1993 base salaries of the Senior Executives were increased in 1994 to reflect increases in competitive market rates and the performance of the Senior Executives. The average of the salaries paid to the Senior Executives in 1994 was slightly above the median of the competitive market rates.

       In establishing the Chief Executive Officer's salary, the Committee also reviews the competitive market rate for his position, its assessment of
his performance and the Company's performance.   Mr. Sklenar does not
participate in setting his own salary. In 1994, the Committee increased Mr. Sklenar's salary based on its consideration of his performance with respect to a number of factors, including providing leadership in achieving long-term and short-term profitability goals, dealing with important strategic business issues and directing the Company's management development and succession planning programs.

MANAGEMENT INCENTIVE PLAN

       The purpose of the Management Incentive Plan is to promote the profitability of the Company by providing incentive and reward for those employees who contribute most to the operating progress and earnings of the Company. Annual incentive awards under the Company's Management Incentive Plan are tied directly to the Company's performance and that of individual profit centers as measured by specific financial performance factors approved by the Committee. After the end of each fiscal year and completion of the audit of the Company's financial statements for that year, the Committee establishes the amount to be added to the Management Incentive Plan fund, which amount, in accordance with the terms of the Plan, cannot exceed 12 1/2% of consolidated net earnings in excess of an amount equal to 6% of net capital for such year. The amount added to the fund is usually well below the maximum allowable.

       Management Incentive Plan payments from the fund for 1994 were based primarily on six objective financial performance factors which are calculated separately for each profit center: (1) inflation-adjusted return on capital employed compared to real cost of capital; (2) inflation-adjusted return on capital employed compared to the average of such returns for the prior six years; (3) pre-tax earnings compared to budget; (4) inflation-adjusted pre-tax earnings compared to the average of such earnings for the prior six years;
(5) cash flow compared to budget; and (6) cash flow compared to the average of inflation-adjusted cash flow for the prior six years. Each of the first four factors are given a weight of 20% and each of the last two are given a weight of 10%. These six factors are then totaled and given a combined weight of 85% in establishing awards. The performance with respect to these "objective" factors can exceed the target bonus. The remaining 15% of the total award is based on the performance of each profit center measured with respect to supplementary factors such as safety, health and environmental matters, community relations, management development, employee relations and pursuit of profitable growth. Regardless of the composite results of a profit center's performance, no bonus is earned if the profit center fails to achieve at least 40% of its budgeted earnings.

       Individual payments under the Management Incentive Plan are based on overall corporate or profit center performance and the extent to which target bonus levels established for each Senior Executive are attained or exceeded. The target bonus is equivalent to a specified percentage of each Senior Executive's salary. Generally, this percentage becomes greater as the level of the Senior Executive's responsibility increases.

       In establishing the 1994 Management Incentive Plan payments, the Committee reviewed with the Chief Executive Officer management's recommendations concerning the bonuses to be awarded and the target bonuses established for each position. These recommendations are based upon each profit center's performance relative to both the objective and supplementary factors described above and do not include any recommendations with respect to the Chief Executive Officer.

       The Management Incentive Plan payment to Mr. Sklenar with respect to
1994 was based on the same performance factors described above which were used in setting bonuses for all other participants in the Management Incentive
Plan. In addition, the Committee independently evaluated Mr. Sklenar's performance, in particular his leadership in improving the Company's earnings
- - entirely attributable to the Construction Materials segment - and refocusing and restructuring the Chemicals segment, thereby positioning it to take advantage of strategic business opportunities. Based on 1994 performance, Mr. Sklenar's payment under the Management Incentive Plan was 52% of his base salary or 104% of the target bonus established for him under the Management Incentive Plan.

LONG-RANGE PERFORMANCE SHARE PLAN

       Long-term incentives are provided under the Company's Long-Range Performance Share Plan (the "Plan"). The purpose of the Plan is to further the long-term growth in profitability of the Company by offering long-term incentives to those executives who will be largely responsible for such growth. Awards of performance shares under the Plan are made annually by the Committee and have a maturity period of five years (except for awards for shorter periods made to executives who are within five years of retirement). One performance share corresponds to one share of the Company's Common Stock, but carries no voting or dividend rights. The Committee establishes conditions for payment and selects a group of companies to which the Company's performance will be compared over the five-year award period. The companies in the Wilshire Materials and Services Index, which was used in the Shareholder Return Performance Presentation, overlap to some extent with the companies in the comparison group. In setting the number of shares to be awarded to each Senior Executive, the Committee uses a formulistic approach. The value of the performance shares awarded generally is equal to a percentage of the sum of the market rate salary and the target bonus for each Senior Executive. Generally, this percentage becomes greater as the level of the Senior Executive's responsibility increases.

       Payment with respect to one-half of the long-term incentive award is based on comparison of the Company's growth in earnings per share during the award period with the growth in earnings per share of the comparison companies. Payment with respect to the other one-half of the award is based on a comparison of the Company's return on investment performance with the return on investment performance of the comparison companies.

       In May 1994, the Committee determined that conditions established with respect to performance shares awarded in 1989 had been met to the extent that 78.4% of the awards made in that year were earned and paid. The Company's performance with respect to the five-year award period placed it in the top quartile in return on investment, and in the top half in growth in earnings per share with respect to a comparison group of companies chosen by the Committee at the time of the award. The Long-Range Performance payment made to Mr. Sklenar in 1994 was the same percentage that was paid to all other participants in the Plan. The Committee will determine later this spring the extent to which conditions have been satisfied with regard to performance shares awarded in 1990 and the number of performance shares earned.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

       Internal Revenue Code Section 162(m), enacted in 1993, prohibits a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. To date, none of the executives named in the Summary Compensation Table, with the exception of Mr. Sklenar, has received annual compensation exceeding $1 million.

       The Internal Revenue Service has proposed regulations pursuant to
Section 162(m) which exempt certain "qualified performance-based compensation" from the application of the deduction limitation. It is the Committee's understanding that awards and payments made pursuant to the Long-Range Performance Share Plan should qualify under the proposed regulations as "performance-based" and remain fully deductible, despite the new limitation. The Management Incentive Plan has been approved by the shareholders and satisfies several, but not all, of the criteria necessary to be deemed "qualified performance-based compensation." The Committee continues to study possible revisions to the compensation program that would be necessary in order to continue to maintain the deductibility of all forms of compensation.

                               COMPENSATION COMMITTEE

                               O. R. Smith, Chairman
                               M. H. Antonini
                               L. D. DeSimone
                               R. H. Leet
                               D. J. McGregor
                               J. V. Napier


                 SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following graph and table compare the performance of the Company's Common Stock to that of the Standard & Poor's 500 Stock Index ("S&P 500") and the Wilshire Materials and Services Index ("Wilshire M&S") for the period commencing December 31, 1989 and ending on December 31, 1994. All of these indices have been calculated by Wilshire Associates, Incorporated. The Wilshire M&S Index is a market capitalization weighted index containing the public equities of firms in the Materials and Services sector as defined by Wilshire Associates, Incorporated. The Materials and Services sector includes the Company and approximately 1,300 other corporations, some of which are in the mining and chemicals industries. The Index is one of nine sectors that make up the Wilshire 5000. The graph assumes that the index value of the investment in the Company's Common Stock and each index was 100 on December 31, 1989, and that all dividends have been reinvested.

                  COMPARATIVE TOTAL RETURNS TO SHAREHOLDERS


HERE IS LINE GRAPH REPRESENTED BY THE FLOOWING COORDINATES:

Index as of December 31.

                        1989    1990    1991    1992    1993    1994

Vulcan (VMC)             100      79      86     119     119     132
S&P 500 Index            100      97     126     136     150     152
Wilshire M & S           100      89     115     123     137     134

                           RETIREMENT INCOME PLAN

The Retirement Income Plan for Salaried Employees of Vulcan Materials Company (the "Retirement Plan") provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers. Under the Retirement Plan, normal retirement benefits are paid commencing at age 65 (or later actual retirement) based on the participant's years of benefit service under the Retirement Plan and the average of the highest 36 consecutive months of eligible earnings. Eligible earnings under the Retirement Plan include an employee's salary and any awards under the Company's Management Incentive Plan, as described in the "Salary" and "Bonus" columns of the Summary Compensation Table. The benefit amounts are subject to deductions equal to 1.34% of a participant's monthly primary social security benefit for each year of benefit service, up to a maximum of 50% of the primary social security benefit. There were no contributions by the Company to the Retirement Plan in 1994 due to the full funding limitations imposed by federal law.

       Assuming continuance of the Retirement Plan in its present form, annual benefits payable to participating employees (including executive officers) following retirement, in specific salary classifications and with the continuous years of benefit service indicated, are shown in the table below.(*) Each amount in the table is based on the benefit applicable on December 31, 1994, to an employee retiring at age 65 payable in the form of a single life annuity and is subject to the above-described deduction for the primary social security benefit.


REMUNERATION  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
$  100,000      25,200     33,600     40,650     47,700     54,750     58,000
   150,000      37,800     50,400     60,975     71,550     82,125     87,000
   200,000      50,400     67,200     81,300     95,400    109,500    116,000
   250,000      63,000     84,000    101,625    119,250    136,875    145,000
   300,000      75,600    100,800    121,950    143,100    164,250    174,000
   350,000      88,200    117,600    142,275    166,950    191,625    203,000
   400,000     100,800    134,400    162,600    190,800    219,000    232,000
   500,000     126,000    168,000    203,250    238,500    273,750    290,000
   600,000     151,200    201,600    243,900    286,200    328,500    348,000
   700,000     176,400    235,200    284,550    333,900    383,250    406,000
   800,000     201,600    268,800    325,200    381,600    438,000    464,000
   900,000     226,800    302,400    365,850    429,300    492,750    522,000
 1,000,000     252,000    336,000    406,500    477,000    547,500    580,000


(*) Under Section 415 of the Internal Revenue Code, the maximum benefit allowable under the Retirement Plan for an employee retiring at age 65 in 1994 is $118,800, an amount which may change each year in accordance with a determination made by the Internal Revenue Service. In addition, Section 401 of the Internal Revenue Code limits the amount of an employee's compensation which may be taken into account under the Retirement Plan to $150,000, an amount which also is subject to change each year in accordance with a similar determination. The Company's Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan") enables the Company to pay to any person designated by the Compensation Committee whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

The Supplemental Plan is unfunded and amounts due the employees covered thereby are general obligations of the Company; however, the Supplemental Plan contains provisions which allow for the creation of a trust to help ensure the payment of benefits under the Supplemental Plan.

The Supplemental Plan provides for the vesting of excess retirement benefits in the same manner that benefits vest under the Retirement Plan, which is after five years. In addition, the Supplemental Plan provides for an acceleration of the payment of excess retirement benefits in connection with a Change in Control of the Company (see Employee Special Severance Plan on page 21) if, simultaneously with or subsequent to the Change in Control, the participant's employment is terminated, the Supplemental Plan is terminated or the Company's capital structure is changed materially.


       The benefit service accruals used to determine benefits under the Retirement Plan as of December 31, 1994, for Mr. Sklenar and four other executive officers named in the Summary Compensation Table are shown below.

                                              YEARS OF
                                           BENEFIT SERVICE
NAME                                        AS OF 12/31/94

Peter J. Clemens, III                          17 5/12
Michael J. Ferris                              23 7/12
William J. Grayson, Jr.                        32 2/12
Guy K. Mitchell, Jr.                           20 9/12
Herbert A. Sklenar                             22 6/12


                       EMPLOYEE SPECIAL SEVERANCE PLAN

The Company's Employee Special Severance Plan (the "Special Severance Plan") became effective in 1990, pursuant to a resolution of the Board of Directors. The Special Severance Plan covers all full-time salaried employees, including the executive officers named in the Summary Compensation Table, and is designed to reassure participants in the event of a Change in Control of the Company, so that they can continue to focus their time and energy on business-related concerns rather than personal concerns. A Change in Control is defined as: (1) the acquisition by any person, entity, or group of 25% or more of the outstanding shares of Company stock or the combined voting power of the Company's outstanding voting securities, unless a majority of the continuing directors determines that this acquisition does not constitute a Change in Control; (2) the continuing directors cease to constitute a majority of the Board; (3) approval by the Board of (a) a merger, consolidation, or reorganization of the Company, after which either (i) the continuing directors do not constitute a majority of the directors of the surviving corporation, or
(ii) any person, entity, or group controls more than 25% of the combined voting power, (b) any sale, lease, or other transfer of all or substantially all of the Company's assets, or (c) any plan or proposal for the Company's dissolution or liquidation, unless a majority of the continuing directors determine that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not be deemed a Change in Control for purposes of the Special Severance Plan. A participant is entitled to benefits under the Special Severance Plan if, within two years after a Change in Control, the participant's employment is terminated without substantial cause ("Substantial Cause") or is voluntarily terminated by the participant for good reason ("Good Reason"). Substantial Cause is defined as: (1) the participant's willful and continued failure to substantially perform his duties after receiving a written demand for substantial performance; (2) the participant's willful engaging in an act of gross misconduct which is demonstrably injurious to the Company; or (3) the participant's commission of an act of fraud intended to result in substantial personal enrichment. Good Reason is defined as: (1) the assignment to the participant of duties that are materially inconsistent with his position or a change in the participant's title or office without his consent; (2) a reduction in the participant's salary or the Company's failure to increase the participant's salary by a specified percentage and by a specified date; (3) a change in the participant's principal work location to a location more than fifty (50) miles from his current principal work location; (4) the Company's failure to maintain any benefit or compensation plan (collectively, "Plans") in which the participant was participating, a reduction of the participant's benefits under the Plans, or the failure to provide the participant the number of vacation days to which he is entitled; (5) the Company's failure to pay the participant any compensation within seven days of its due date; (6) the Company's failure to require any successor to the Company to assume the obligations pursuant to the Special Severance Plan; or (7) the Company's termination of the participant in a manner inconsistent with the Special Severance Plan.

       Benefits under the Special Severance Plan include a lump-sum payment upon termination which, in the case of executives of the Company whose compensation is determined by the Compensation Committee of the Board, would be equal to two years' base salary. The lump-sum payments made to other participants would be equal to two and one-half weeks' base salary times the participant's years of service, subject to a maximum of two years' base salary and a minimum ranging from one-fourth year's base salary to one year's base salary, depending upon the participant's position with the Company. (The Special Severance Plan also contains limitations on benefits which are designed to prevent the payments made under the Special Severance Plan, when added to payments which may be made to employees under other Company plans in the event of a Change in Control, from exceeding certain limits imposed by the Internal Revenue Code.) Benefits under the Special Severance Plan also include the maintenance by the Company of all life insurance, accidental death and dismemberment insurance and medical, dental and prescription drug plans in which the participant was entitled to participate for up to one year from a participant's termination.

       The Special Severance Plan is unfunded, but contains provisions which allow for the creation of a trust to help ensure the payment of benefits under the Special Severance Plan.

                       2.  RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Review Committee, which is composed of directors who are not officers of the Company, the Board of Directors has appointed Deloitte & Touche LLP, a firm of independent certified public accountants, as independent auditors for the year 1995 and until their successors are chosen. The function of the independent auditors is to audit the accounts and records of the Company, to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders' equity and changes in consolidated financial position of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. Although shareholder ratification is not required, the Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they concur in this appointment. If a majority of the shares voting at the Annual Meeting fails to ratify the selection of Deloitte & Touche LLP as independent auditors, the Board will consider the selection of another independent certified public accounting firm.

       The firm of Deloitte & Touche LLP, or its predecessors, Deloitte Haskins & Sells and Haskins & Sells, has audited the Company's books since 1956. A representative of that firm will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires. He or she will be available to respond to appropriate questions.

                          3.  SHAREHOLDER PROPOSAL

                  PROPOSAL RELATING TO RETIREMENT BENEFITS
                          FOR NONEMPLOYEE DIRECTORS

The Illinois Carpenters Pension Trust Fund, #1 Kalmia Way, P.O. Box 4365, Springfield, Illinois 62708, which is the beneficial holder of 48,000 shares of Common Stock of the Company, has advised the Company that it plans to introduce the following proposal at the Annual Meeting.

       To be adopted, this proposal, WHICH IS OPPOSED BY THE BOARD OF DIRECTORS, would require the affirmative vote of the majority of the votes cast.

                            SHAREHOLDER PROPOSAL

BE IT RESOLVED: That the shareholders of Vulcan Materials Company ("Company") urge our Board of Directors to refrain from providing guaranteed consulting agreements, pension or other retirement benefits to nonemployee directors unless such benefits are specifically submitted to the shareholders for approval.

                            SUPPORTING STATEMENT

       The Board of Directors should play a vital and independent role in helping to determine overall corporate policy and strategic direction. They should actively monitor senior management in faithfully implementing these policies. In their capacity on the Board, directors owe their fundamental allegiance to the shareholders of our Company -- the owners who elect them -- and not to management.

       We believe that certain business or financial relationships can adversely affect the ability of directors to function in their appropriate oversight role. This is especially critical for so-called outside or independent directors who are not employees of our Company and who should bring a certain arms-length objectivity to Board deliberations.

       The Company's April 11, 1994 proxy discloses that in addition to cash payments of $30,000 per year plus $1,500 for each meeting attended plus $5,000 for chairing a committee, directors receive the following additional compensation:

(i) Guaranteed consulting agreements for retired directors. All nonemployee directors who have served for at least 5 years and left the Board will be considered a director emeritus and is entitled to a continuation of the payment of the annual retainer fee (currently $30,000) in exchange for consulting services. Payments last the shorter of life time or years of service on the Board.

(ii) The annual receipt of shares of Company common stock equal to 8% of the annual retainer fee.

       Director compensation policies should endeavor to attract talented and committed people without paying them in such a way that compromises their independence. Stock grants make sense because they align the interests of nonemployee directors with shareholders.

       In contrast, the Company's system of guaranteed consulting agreements for nonemployee directors align directors' interests with management and thus threatens to compromise the independence and judgment of those directors. A failure to support management initiatives may result in a director not being re-nominated to the Board prior to five years of service and, accordingly, will not receive the $30,000 annuity.

       Additionally, under the Company's director compensation plan, if shareholders question the performance of incumbent directors and choose to elect new directors, the old directors still get rewarded even though they did not perform up to shareholder expectations.

       Because of our strong concern for maximizing the ability of Boards of Directors to act in the shareholders' interest, we feel that the long-term best interest of the Company are not well served by such retirement policies. The vast preponderance of directors at various corporations are undoubtedly covered by generous retirement policies at their principal place of employment, and they need not be "double-dipping" at this Company or any others.

                             BOARD OF DIRECTORS'
                           STATEMENT OF OPPOSITION

       Your Board of Directors recommends a vote AGAINST this proposal for the following reasons:

       The Amendment and Restatement of the Vulcan Materials Company Plan for Directors Emeriti and Others Eligible Directors (the "Plan") as described on page 9 generates a substantial benefit to the Company. The Plan was initially adopted by the Board in 1981. The best interests of the Company and its shareholders are served by having high caliber, talented and experienced individuals serving as outside directors. To attract and retain these highly sought-after individuals, the Company must provide a total compensation package for its outside directors that is fair and competitive with that offered by other major corporations. Retirement benefits are a common element of director compensation packages at large corporations. In fact, the Spencer Stuart Board Index - 1994 Proxy Report indicates in its review of 100 major companies that 79 of those companies have retirement plans for outside directors. Payment of retirement benefits also recognizes the ever increasing time commitment, diligence and risks associated with Board service.

       The Plan not only benefits shareholders by enabling the Company to attract and retain nonemployee directors, but, as importantly it enables the Company to continue to profit from those directors' experience after they leave the Board. The Plan requires consulting, thereby securing for the Company and its shareholders the continuing counsel of those former nonemployee directors whose objectivity, independence and experience have proven to be quite valuable. The Plan provides an incentive to join the Board, to remain long enough to gain experience and knowledge of the Company's business and to remain available to provide advice after retirement.

       For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interest of the Company and unanimously recommends that you vote AGAINST this proposal.


                 COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. Such persons also are required by SEC regulations to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company for the year ended December 31, 1994, and on the written representations made by such persons that no other reports were required, the Company is not aware of any instances of noncompliance with Section 16(a) by such persons, except that the initial reports of beneficial ownership for four family trusts of which John K. Greene, a director of the Company, is a co-trustee were filed on his behalf by the Company several days late.

                      SHAREHOLDERS' PROPOSALS FOR 1996

To be eligible for inclusion in the Company's proxy statement and form of proxy for its 1996 annual meeting, a shareholder's proposal must be received by the Company at its principal offices no later than December 12, 1995. Proposals should be addressed to William F. Denson, III, Secretary,
P. O. Box 530187, Birmingham, Alabama 35253-0187.


                                       VULCAN MATERIALS COMPANY

                                       WILLIAM F. DENSON, III
                                       Secretary

One Metroplex Drive
Birmingham, Alabama 35209
April 10, 1995

       Pursuant to Item 304 of Regulation S-T, the following is an appendix listing and providing a narrative description of all image information which appears in the 1995 Proxy Statement.

       1)      In the section entitled "NOMINEES FOR ELECTION
       TO THE BOARD OF DIRECTORS", to the left of each director's name there are photographs of the individuals discussed in this section.

       2) In the section entitled "SHAREHOLDER RETURN PERFORMANCE PRESENTATION", a graph appears that illustrates comparative total returns to shareholders. There is a table giving the coordinates of this graph. A paper copy has been provided to the Securities and Exchange Commission.



                                    PROXY

                          VULCAN MATERIALS COMPANY
                 ANNUAL MEETING OF SHAREHOLDERS MAY 22, 1995

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VULCAN MATERIALS COMPANY

The undersigned hereby appoints LIVIO D. DeSIMONE, HERBERT A. SKLENAR and ORIN R. SMITH, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Vulcan Materials Company to be held May 22, 1995, and at any adjournments thereof, on all matters coming before said meeting as set forth on the opposite side of this card.


Election of Directors
Nominees for Election as Directors: John K. Greene, Douglas J. McGregor,
                                    Donald B. Rice and Orin R. Smith.

                             (Continued, and to be signed on the reverse side)

       Please mark your votes as in this example.

This proxy will be voted as specified by the undersigned, and if no specifications are given, FOR the election of all director nominees, FOR proposal 2 and AGAINST proposal 3.

The Board of Directors recommends a vote FOR proposals 1 and 2.

                               FOR     WITHHELD
1. Election of
   Directors.
   (See reverse)

                               FOR     AGAINST     ABSTAIN
2. Ratification of the
   appointment of
   Deloitte & Touche LLP
   as independent auditors
   for the year 1995.

For, except vote withheld from the
following nominee(s) (if any):

The Board of Directors recommends a vote AGAINST proposal 3.

                               FOR     AGAINST     ABSTAIN
3.  Proposal relating to
    retirement benefits for
    nonemployee directors.

4. The undersigned further gives the proxies authority to vote, in their discretion, upon such other matters as may properly come before the meeting.


                         Please sign name(s) exactly as printed hereon, If shares are held jointly, each shareholder must sign.

                         Signature


                         Signature
                                                       Date

Please sign, date and return this Proxy in the enclosed postage paid envelope.


              VULCAN MATERIALS COMPANY CHEMICALS DIVISION
  HOURLY EMPLOYEES SAVINGS PLAN - VOTING INSTRUCTIONS TO THE TRUSTEE

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned Savings Plan participant hereby directs The Northern Trust Company of Chicago, Illinois, Trustee under the Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan, to vote, in person or by proxy, the shares of stock represented by moneys standing to the credit of the undersigned as of March 1, 1995, and representing his/her own savings and Company contributions, upon all matters at the Company's Annual Meeting of Shareholders to be held on May 22, 1995, and at any adjournment thereof, and without limiting the general direction hereby given, the Trustee is directed to vote with respect to the following matters described in the Voting Instruction Information and Proxy Statement:

(1) ELECTION OF DIRECTORS

    Nominees: John K. Greene, Douglas J. McGregor, Donald B. Rice and Orin R. Smith.

         VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any):

         VOTE WITHHELD from all nominees.

                            (Continued, and to be signed on the reverse side)

                                                  (Continued from other side)

(2) To vote       FOR            AGAINST              ABSTAIN

    Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 1995.

(3) To vote       FOR            AGAINST              ABSTAIN

    The proposal relating to retirement benefits for nonemployee directors.

(4) To vote, in their discretion, upon such other matters as may properly come before the meeting.


IF NO INDICATION IS MADE WITH RESPECT TO THE FOREGOING MATTERS, THE SHARES TO WHICH THIS VOTING INSTRUCTION CARD RELATES WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.



                                               Number of shares participant
                                               is entitled to instruct.

                                               Dated                 , 1995

                                                        (Signature)

        Signature must agree with the same as shown immediately to the left.


       VULCAN MATERIALS COMPANY CONSTRUCTION MATERIALS DIVISION
  HOURLY EMPLOYEES SAVINGS PLAN - VOTING INSTRUCTIONS TO THE TRUSTEE

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned Savings Plan participant hereby directs The Northern Trust Company of Chicago, Illinois, Trustee under the Vulcan Materials Company Construction Materials Division Hourly Employees Savings Plan, to vote, in person or by proxy, the shares of stock represented by moneys standing to the credit of the undersigned as of March 1, 1995, and representing his/her own savings and Company contributions, upon all matters at the Company's Annual Meeting of Shareholders to be held on May 22, 1995, and at any adjournment thereof, and without limiting the general direction hereby given, the Trustee is directed to vote with respect to the following matters described in the Voting Instruction Information and Proxy Statement:

(1) ELECTION OF DIRECTORS

    Nominees: John K. Greene, Douglas J. McGregor, Donald B. Rice and Orin R. Smith.

         VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any):

         VOTE WITHHELD from all nominees.

                            (Continued, and to be signed on the reverse side)

                                                  (Continued from other side)

(2) To vote       FOR            AGAINST              ABSTAIN

    Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 1995.

(3) To vote       FOR            AGAINST              ABSTAIN

    The proposal relating to retirement benefits for nonemployee directors.

(4) To vote, in their discretion, upon such other matters as may properly come before the meeting.


IF NO INDICATION IS MADE WITH RESPECT TO THE FOREGOING MATTERS, THE SHARES TO WHICH THIS VOTING INSTRUCTION CARD RELATES WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.



                                               Number of shares participant
                                               is entitled to instruct.

                                               Dated                 , 1995

                                                        (Signature)

        Signature must agree with the same as shown immediately to the left.


      VULCAN MATERIALS COMPANY THRIFT PLAN FOR SALARIED EMPLOYEES
                  VOTING INSTRUCTIONS TO THE TRUSTEE

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned Thrift Plan participant hereby directs The Northern Trust Company of Chicago, Illinois, Trustee under the Vulcan Materials Company Thrift Plan for Salaried Employees, to vote, in person or by proxy, the shares of stock represented by moneys standing to the credit of the undersigned as of March 1, 1995, and representing his/her own savings and Company contributions, upon all matters at the Company's Annual Meeting of Shareholders to be held on May 22, 1995, and at any adjournment thereof, and without limiting the general direction hereby given, the Trustee is directed to vote with respect to the following matters described in the Voting Instruction Information and Proxy
Statement:

(1) ELECTION OF DIRECTORS

    Nominees: John K. Greene, Douglas J. McGregor, Donald B. Rice and Orin R. Smith.

         VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any):

         VOTE WITHHELD from all nominees.

                            (Continued, and to be signed on the reverse side)

                                                  (Continued from other side)

(2) To vote       FOR            AGAINST              ABSTAIN

    Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 1995.

(3) To vote       FOR            AGAINST              ABSTAIN

    The proposal relating to retirement benefits for nonemployee directors.

(4) To vote, in their discretion, upon such other matters as may properly come before the meeting.


IF NO INDICATION IS MADE WITH RESPECT TO THE FOREGOING MATTERS, THE SHARES TO WHICH THIS VOTING INSTRUCTION CARD RELATES WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.



                                               Number of shares participant
                                               is entitled to instruct.

                                               Dated                 , 1995

                                                        (Signature)

        Signature must agree with the same as shown immediately to the left.